Blue Star Foods Corp. Announces Acquisition of Coastal Pride Company, Inc.

Miami, Florida – December 2, 2019 – Blue Star Foods Corp. (“Blue Star” the “Company,” “we,” “us,” and “our”), a sustainable seafood company, announced today that, through its operating subsidiary John Keeler & Co., Inc., it has acquired Coastal Pride Company, Inc. (“Coastal Pride”), a seafood company that specializes in importing pasteurized and fresh crabmeat primarily from Mexico and Latin America and selling premium branded label crabmeat to a diversified customer base throughout North America. The Company is based in Beaufort, South Carolina.

“Blue Star has a long-term strategy to build a vertically integrated, geographically diverse, multi-species, sustainable seafood company. We took great care in determining which company we should partner with first, and we believe Coastal Pride is the ideal first acquisition for our company. The Lubkin family has been running Coastal Pride for two generations lead by their patriarch, Walter Lubkin Jr., who has created an impressive company that we can build upon. We believe Coastal Pride has developed tremendous value in their brands, including Lubkin’s Coastal Pride, Lubkin’s First Choice and Lubkin’s Good Stuff, which are known in our industry as premium and well-respected products,” said the Company’s Chairman and CEO, John Keeler.

Mr. Keeler added, “Blue Star has traditionally been very strong in providing consistent and premium Portunus species from Southeast Asia to the marketplace and Coastal Pride has been very strong in their sourcing of Callinectes species from Mexico and South America. On a combined basis, we expect to be a one-stop-shop for customers who want major categories of pasteurized & fresh crabmeat under the same umbrella.”

“We are going to continue to independently manage our business, but there are obvious operating and financial synergies that we believe will make our two companies stronger. These synergies can be found throughout the value chain, from sourcing, processing, financing, compliance, traceability and sales,” said Frank Lubkin, Coastal Pride’s President. He added, “We were also impressed with Blue Star’s technology platform, which has certain business analytics that we think can help us grow our business faster with a clearer picture on how to navigate this marketplace.”

“We are excited about partnering with Blue Star and believe in the long-term vision of what Blue Star is trying to build in the public markets. The majority of the consideration paid to Coastal Pride was in the form of equity in Blue Star, so our family and employees are now shareholders in the combined company,” said Tracey Lubkin Greco, Coastal Pride’s Chief Financial Officer.

The acquisition of Coastal Pride Company, Inc. was financed through a combination of cash, promissory notes and shares of Blue Star stock. Newbridge Securities Corporation acted as the Exclusive M&A Advisor to Blue Star and The Crone Law Group, P.C. acted as the Company’s legal counsel.

About Blue Star Foods Corp.

Blue Star Foods Corp. is a sustainable seafood company that processes, packages and sells refrigerated pasteurized Blue Crab meat, and other premium seafood products. The Company believes it utilizes best-in-class technology, in both resource sustainability management and traceability, and ecological packaging. Its products are currently sold in the United States, Mexico, Canada, the Caribbean, the United Kingdom, France, the Middle East, Singapore & Hong Kong. The Company is based in Miami, Florida (United States), and its corporate website is: http://www.bluestarfoods.com.

About Coastal Pride

Coastal Pride specializes in importing pasteurized and fresh crabmeat that it sources primarily from Mexico and Latin America and selling premium branded label crabmeat to a diversified customer base throughout North America. Two generations of the Lubkin family have been operating the company since the company was founded in 1990. Coastal Pride has several premium brands including Lubkin’s Coastal Pride, Lubkin’s First Choice and Lubkin’s Good Stuff as well as being the exclusive wholesaler of the Pacific Blue brand. The company is based in Beaufort, South Carolina (United States), and its corporate website is: https://www.coastalpride.com.

Contacts

Constantino Gutierrez | Newbridge Securities Corporation

cgutierrez@newbridgesecurities.com | Office: (480) 207-1824

Safe Harbor

This press release contains statements, which may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief, or current expectations of Purebase Corporation and members of its management team as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that may cause actual results to differ from those anticipated are discussed throughout the Company’s reports filed with Securities and Exchange Commission which are available at www.sec.gov as well as the Company’s web site at http://www.bluestarfoods.com. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.